CHRISTOPHER & BANKS CORPORATION

LIMITED POWER OF ATTORNEY
FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints GabriellaGelardi, Luke Komarek, Therese Miller, Brook Nuernberg, and Barbara Spilane, or any one of them, as the undersigned's true and lawful attorneys-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Christopher & Banks Corporation (the "Company"),
Forms 3, 4 and 5 (including, as applicable, any amendments thereto) with respect to securities of the Company, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and a Form ID, Uniform Application for Access Codes to File on Edgar;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete, execute, deliver and timely file any such Forms 3, 4 or 5 or Form ID (including, as applicable, any amendments to any of such Forms) with the United States
Securities and Exchange Commission and any stock exchange or similar authority;

3. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party including, but not limited to, brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the undersigned and approves and ratifies any such release of information to the undersigned; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming (i) any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, or liability related thereto, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section16(b) of the Exchange Act.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to any of the attorneys-in-fact.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in paragraph no. 1 hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of October, 2016.


/s/ Michelle L. Rice
Michelle L. Rice